Exhibit 1.10

Translation from Russian

Approved by decision of the
Board of Directors
of OAO Tatneft on October 27, 2006

REGULATION
on Insider Information and the Procedure for Notifying of Transactions with
OAO Tatneft Securities

1. General Provisions

1.1    This Regulation on insider information and the procedure for notifying of transactions with open joint stock company Tatneft securities (hereinafter, the ‘‘Regulation’’) is adopted in compliance with the laws of the Russian Federation and other laws applicable to OAO Tatneft, the Corporate Governance Code recommended by the Federal Commission for the Securities Market of the Russian Federation, the requirements and recommendations of Russian and foreign stock exchanges, as well as OAO Tatneft Charter, Corporate Governance Code, Code of Corporate Culture and other internal documents.

2. Main Terms and Definitions throughout the Regulation

2.1 Insider information	Prior to official disclosure, any material non-public information (irrespective of whether it is positive or negative) about the financial and business operations of OAO Tatneft and its subsidiaries, which is available to those having access thereto, is not a commercial secret of OAO Tatneft and is not included in the Consolidated List of Information Comprising the Commercial Secrets of OAO Tatneft, that is approved from time to time by OAO Tatneft General Director, and which, most likely, may influence the decision making by a sophisticated investor on investments into OAO Tatneft securities (their acquisition, sale or holding) and accordingly have a significantly material affect on the value (quotation) of OAO Tatneft securities and/or place a person holding such information in a beneficial position with respect to other persons at the securities market, including (but not limited to) information about:

– Dividends (including the pre-planned payments of dividends or their amount);

– Repurchase of OAO Tatneft securities, splitting or consolidation of OAO Tatneft securities;

– Making amendments to the terms and conditions of circulation of OAO Tatneft securities;

– Reorganization (including merger, takeover, splitting, separation, transformation) of joint ventures and negotiations thereof;

– Acquisition or sale of shares of other companies or of their assets (including the rights to exploration and/or development of deposits), and negotiations thereof;

– Bankruptcy, measures to resume financial solvency, rehabilitation, financial restructuring, court filing for insolvency, introduction of external management and/or supervision, the progress in consideration such filings and the results of the consideration, bankruptcy proceedings;

– Commencement, implementation and results of any inspections or investigations by government authorities/government bodies (including tax authorities);

– Commencement, proceeding and results of material court trials and arbitration proceedings;

– Forecast and confirmed business and financial results under Russian and international financial accounting standards (including the U.S. generally accepted accounting principles – U.S. GAAP);

– Delays in publications and/or forwarding to regulators financial and operational statements (including annual, semi-annual, quarterly and other interim statements) under Russian or international standards (including the U.S. generally accepted accounting principles – U.S. GAAP);

– Replacement of auditor(s), refusal of the auditor to confirm financial statements under Russian or international standards (including the U.S. generally accepted accounting principles – U.S. GAAP), auditor’s refusal from obligation to conduct audit of financial statements, withdrawal or invalidity of any audit opinion or statement that OAO Tatneft should no longer rely on the auditor’s opinion;

– Hydrocarbon reserves, including the results of their appraisal by an independent consultant;

– Issuance, suspension or cancellation of licenses for the exploration, development and production of hydrocarbons and pursuing other production activities;

– Attracting investments or borrowings, their early repayment (prepayment), declaring an inability to fulfill an obligation (default);

– Changes in management bodies;

– Material changes in OAO Tatneft shareholders;

– Regulations and other acts of government and municipal authorities affecting OAO Tatneft;

– Subject to disclosure under the requirements of Russian or foreign laws, Russian and foreign exchanges (trade organizers) prior to its official disclosure in the due course of law;

– Available for publication (placement) in the mass media (including electronic) as an announcement, articles, ratings, reviews, interviews; and other information for the mass media prior to its publication (placement).

2.2 Publicly available information	Information widely and publicly released in a way that makes such information available to any person and whose possession is not related to any restrictions or preferences. Rumors and speculations, including those reproduced by the mass media, are not considered publicly available information.

2.3 Persons having an access to insider information	а) persons included in OAO Tatneft insiders’ list (as specified by clause 3.1) as of the relevant date;

b) the following persons, irrespective of their inclusion in OAO Tatneft insiders’ list:

1) General directors (one-man management bodies) of OAO Tatneft and its subsidiaries;

2) Members of the board of directors of OAO Tatneft and its subsidiaries;

3) Members of the committees under OAO Tatneft board of directors;

4) Secretaries of the board of directors of OAO Tatneft and its subsidiaries and committees under OAO Tatneft board of directors;

5) Members of management boards of OAO Tatneft and its subsidiaries;

6) Members of the audit committee of OAO Tatneft and its subsidiaries;

7) Senior managers of branches and representative offices of OAO Tatneft and its subsidiaries;

8) Chief accountants of OAO Tatneft and its subsidiaries;

9) Division managers of OAO Tatneft and their deputies;

10) Heads of OAO Tatneft structural divisions;

11) Other employees of OAO Tatneft and its subsidiaries having access to insider information due to their functional duties;

12) Spouses and children of each of the aforementioned persons living together in the same household with them, any entities controlled by them, companies, partnerships, societies and trusts they or their families are controlling or whose beneficiaries they are;

13) Any relatives and other persons with whom the aforementioned persons have lived together in the same household during the past 12 months;

14) Any organizations (companies) where the aforementioned persons or their related persons are members of the board of directors, management board or senior officials and who have decision making powers influencing the financial and business operations of such organization;

15) External auditors of OAO Tatneft and its subsidiaries, including the employees of the external auditors, as well as individuals and legal entities providing services to the auditor on the basis of civil law contracts and having access to insider information due to their functional duties;

16) Legal and financial counsel of OAO Tatneft and its subsidiaries;

17) Appraisers of OAO Tatneft and its subsidiaries, including their employees and individuals and legal entities providing services to the appraisers on the basis of civil law contracts and having access to insider information due to their functional duties;

18) Registrars of OAO Tatneft and its subsidiaries, including their employees and individuals and legal entities providing services to the registrars on the basis of civil law contracts and having access to insider information due to their functional duties.

2.4 OAO Tatneft Securities	Ordinary shares of ОАО Tatneft, preferred shares of OAO Tatneft, depository shares and depository receipts (under sponsored and non-sponsored programs), options and other derivatives granting (evidencing) rights to OAO Tatneft shares issued and placed on the basis of contracts with OAO Tatneft and on a non-contractual basis; bonds and other issued securities of OAO Tatneft, credit (loan) participation notes for the credit (loan) provided to OAO Tatneft, warrants and promissory notes (veksels) of OAO Tatneft.

2.5 OAO Tatneft Securities Transactions	Purchase, sale, repurchase transactions (repo), pledge, loan extension (obtaining), gift, fiduciary management, transfer in trust, options, forward (deliverable and non-deliverable) and futures; making a contribution to the charter capital of business partnerships and companies in the form of OAO Tatneft securities and (or) rights thereto.

2.6 Prohibition Period	48 hours period (comprising Russian Federation business days), upon public distribution (disclosure) of insider information.

2.7 Related Persons	а) spouse, children of persons performing management functions, any companies controlled by them and trusts they or their families are controlling or where they are beneficiaries;

b) Any relatives with whom the persons performing management functions have lived together during the past 12 months;

c) Any organizations (companies) where the persons performing management functions or their related persons pursuant to clauses 2.7 (а) and (b) are directors, members of governing bodies or senior officers having decision making powers influencing the financial and business operations of such organization.

3. Lists of Insiders

3.1    ОАО Tatneft makes and maintains a list of persons having access to insider information (hereinafter, the ‘‘List of Insiders’’). The persons specified in clauses 2.3 (b) 1-11 hereof are subject to obligatory inclusion in the list. The List of Insiders may include any other person having access to insider information under any circumstances. The List of Insiders should contain the following information:

a)    The full name of a person having access to insider information;

b)    Reasons for the inclusion in the List of Insiders;

c)    The date of the List of Insiders and the date it has been updated.

The List of Insiders shall be updated:

а)    in case of changes in the reasons for including a person in the List of Insiders;

b)    in case of inclusion of a new person;

c)    in case of exclusion of a person from the List of Insiders due to the termination of his access to insider information.

The List of Insiders shall be made, maintained and updated by the Property Department of the executive office of OAO Tatneft and shall be kept within not less than five years from the date of its creating or amending (with a view to a later event).

3.2    ОАО Tatneft must demand that its external auditors, legal, financial and other consultants make, maintain and update the lists of their employees having access to insider information. The copies of such lists should be presented, upon request, to the Property Department of the executive office of OAO Tatneft within reasonable time. The contracts signed with auditors, legal, financial and other consultants who are entitled to have access to insider information due to the obligations they assume for the provision of works or services should establish their duty to make, maintain and update a list of persons having access to insider information and present it, upon request, to OAO Tatneft with confirmation of the above duty.

4. Prohibition on Using Insider Information for
Making Transactions with OAO Tatneft Securities

4.1    Persons having access to insider information shall not have the right to complete transactions with OAO Tatneft securities, both with those they hold personally (directly or indirectly) and those owned by legal entities and other individuals, in relation to which they have a decision making right (powers) based on insider information and within the Prohibition Period.

4.2    The persons having access to insider information shall not have the right, during the period when they have access to insider information and within the Prohibition Period, to complete transactions with OAO Tatneft securities in their name and (or) for their benefit, and in the name and (or) for the benefit of third persons; encourage other persons or recommend them to complete such transactions.

4.3    In case any doubts exist as to whether a transaction with OAO Tatneft securities is in violation of this Regulation, it is recommended to restrain from competing thereof and to immediately apply to the Property Department of OAO Tatneft in writing in order to obtain the necessary explanations.

5. Protection of Insider Information

5.1.    ОАО Tatneft, its employees and other persons having access to insider information shall take all possible steps for its protection and exercise control over its usage. Such steps may include, but not limited to:

•	No discussion of insider information in public (social) places, including at conferences and meetings where such information may be heard by third persons;

•	Relevant identification of documents containing insider information (for instance, a ‘‘confidential’’ designation on the title page of a document);

•	Distribution and transfer of insider information between persons entitled to have access to insider information by means excluding its disclosure to third persons;

•	Limitation and organization of control over access to the documents and materials containing insider information (including in electronic form), including the limited access to the premises where documents and materials containing insider information may be available;

•	Protection of insider information transferred by electronic means with special passwords and codes;

•	Familiarization with insider information by those who need it due to their functional duties or based on contractual terms;

•	Withdrawal, deletion and destruction of documents and materials containing insider information, upon becoming familiar with them, holding meetings, negotiations, etc.;

•	Making the Regulation available to employees, shareholders, auditors, consultants and counteragents of OAO Tatneft and other persons, and explaining of the requirements of this Regulation.

5.2.    Those having access to insider information shall not have the right to transfer and distribute it to any person, unless such transfer or distribution is provided by the functional, official, professional and other duties or is based on legal requirements, a court ruling or decision of state authorities.

5.3.    In case of any doubts about the validity of the transfer of insider information, the person intending to transfer the insider information shall promptly address the Property Department of OAO Tatneft in writing in order to obtain the relevant confirmation (explanation).

5.4.    Provision of information upon requests of third persons to OAO Tatneft, including from the mass media, when responses may contain insider information, shall follow the procedure set forth in the Regulation on OAO Tatneft Information Policy.

6. Procedure for Completing Transactions with OAO Tatneft Securities

6.1.    Persons having access to insider information shall have the right to complete transactions with OAO Tatneft securities, both with those they hold personally (directly or indirectly) and those owned by legal entities and other individuals, in relation to which they have a decision making right (powers), only provided that such transactions are to be completed: (a) not on the basis of insider information: (b) not during the Prohibition Period and (c) in compliance with this Regulation.

6.2.    In compliance with this Regulation, those having access to insider information are recommended, for any purported completion of transactions with OAO Tatneft securities, to preliminary apply to the Property Department of OAO Tatneft in order to obtain confirmation that the requirements of this Regulation are observed. The Property Department of OAO Tatneft shall take a decision on the filed application within three business days. If, upon the review of such application, the Property Department of OAO Tatneft makes a conclusion that such transaction is not permissible and notifies the applicant thereof, the latter shall not have the right to complete transactions with OAO Tatneft securities.

6.3.    Persons having access to insider information shall notify the Property Department of OAO Tatneft of the transactions they completed with OAO Tatneft securities within four business days from the time of their completion, pursuant to the form provided by Attachment 1 to this Regulation.

6.4.    ОАО Tatneft shall disclose information in accordance with the established procedure about transactions with OAO Tatneft securities completed by persons having access to insider information not later than the close of business immediately following the date of the receipt of such notice.

6.5.    The notice shall contain the following information:

•    The name of the person giving such notice;

•    The reasons for assuming the obligation to give notice;

•    The issuer’s name;

•    The description of the financial instrument (security);

•    The essence of the operation (purchase or sale);

•    The date and place of the completed transaction;

•    The price (value) and size of the completed transaction.

6.6.    Notice shall be given to the Property Department of OAO Tatneft in electronic form. The printed copy of the notice given in electronic form with the original signature of the person giving the notice shall be transferred to the Property Department of OAO Tatneft not later than three business days from the date the electronic notice was given.

6.7.    Summing up the results of each calendar year, the Property Department of OAO Tatneft shall notify, within five business day, the disclosure committee of OAO Tatneft of the transactions completed over the relevant period. Within five business days, the Disclosure Committee of OAO Tatneft will notify OAO Tatneft Board of Directors thereof and of all other transactions completed in violation or that may be in violation of this Regulation known to the Property Department of OAO Tatneft.

7. Responsibility for Abuse of Insider Information

7.1.    Persons breaching this Regulation are subject to disciplinary, administrative and civil liability in compliance with the requirements of Russian and other applicable laws. The employees of OAO Tatneft are subject to disciplinary liability provided by the Russian labor law for violation of this Regulation.

7.2.    Those in breach of this Regulation shall be liable to OAO Tatneft for any losses incurred due their culpable actions (inactions). OAO Tatneft shall have the right to claim losses (indemnification), including in court.

7.3.    Those in breach of this Regulation may also be liable to OAO Tatneft shareholders and third persons for any losses incurred.

8. Entering Regulation Into Force

This Regulation shall become effective on the date immediately following the date of its approval by the Board of Directors of OAO Tatneft.

Attachment 1

Notice Form for Completed Transactions with OAO Tatneft Securities

Name (patronymic) and surname of the person performing transaction
Reasons for assuming the obligation to give notice
Issuer’s name	ОАО Tatneft
Description of the financial instrument (security)	Ordinary shares	Preferred shares	ADR/GDR	other (please specify)
Essence of the operation (sale or purchase)	Sale	Purchase		other (please specify)
Date and place of the transaction		/day/month/year/		/city/country/
In case the transaction goes through a stock exchange, the name of the exchange (trade organizer) where the transaction was completed	RTS	MICEX	London Stock Exchange	other (please specify)
Price (value) and size of the transaction/currency of the transaction		Rubles	US dollars	Euro other (please specify)
Number of securities subject to the transaction	% of total amount (number) of such financial instrument
Date of giving the notice		/day/month/year/	Signature of the person giving the notice